SCHEDULE 14C – INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of  1934
(Amendment No.      )

Check the appropriate box:

[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

                                            ANCHOR FUNDING SERVICES, INC.
(Name of Registrant As Specified In Charter

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[   ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

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4)           Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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4)           Date Filed:  _______________________________________________________

ANCHOR FUNDING SERVICES, INC.
10801 Johnston Road, Suite 210
Charlotte, NC 28226
(561) 961-5000

INFORMATION STATEMENT
STOCKHOLDER MAJORITY ACTION BY WRITTEN CONSENT
IN LIEU OF AN ACTUAL MEETING ON OR ABOUT OCTOBER 16, 2013

IMPORTANT NOTICE:

THE COMPANY’S INFORMATION STATEMENT CAN BE ACCESSED DIRECTLY AT THE FOLLOWING INTERNET ADDRESS: http://www.cstproxy.com/anchorfundingservices/2013.

To the Shareholders:

Notice is hereby given to all shareholders that the purpose of this Information Statement is to inform the holders of record, as of the close of business on August 26, 2013 (the “Record Date”) of shares of Common Stock and shares of Series 1 Preferred Stock (the “Voting Stock”), which have the voting power of Anchor Funding Services, Inc., a Delaware corporation (the “Company”), that our Board of Directors on August 8, 2013 approved and on or about October 16, 2013, the holders of a majority of our Voting Stock (collectively the “Consenting Stockholders”) are expected to ratify, adopt and approve by written consent in lieu of an actual meeting the following matter (the “Proposal”):

(1)           To ratify, adopt and approve an amendment to the Company’s Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of Delaware to change the name of the Company to “FlexShopper, Inc.”

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Only stockholders of record at the close of business on the Record Date are entitled to receipt of this Information Statement. No action is required by you. The Company Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Section 228(a) of the Delaware Corporation Law and Rule 14C of the Securities Exchange Act of 1934, as amended. This Information is first mailed to you on or about September 19, 2013. Please feel free to call us at the phone number set forth above should you have any questions on the enclosed Information Statement.

For the Board of Directors of Anchor Funding Services, Inc.

September 19, 2013	Morry F. Rubin, Co-Chairman and Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

10801 Johnston Road, Suite 210
Charlotte, NC 28226

INFORMATION STATEMENT

October 16, 2013

COPIES OF COMMUNICATIONS TO:
Morse & Morse, PLLC
1400 Old Country Road, Suite 302
Westbury, NY 11590
Phone: 516-487-1446
Fax: 516-487-1452

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act), to the holders (the “Stockholders”) of the Common Stock and Series 1 Preferred Stock (collectively the “Voting Stock”) of Anchor Funding Services, Inc., a Delaware corporation (the “Company”), to notify  Stockholders that on or about October 16, 2013, the Company anticipates receiving written consents in lieu of an actual meeting of stockholders from certain holders of at least a majority of the issued and outstanding Voting Stock of the Company  to approve a change in corporate name as described herein. Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matter of action taken.  In addition, pursuant to the laws of Delaware, the action taken by majority written consent in lieu of an actual meeting does not create appraisal or dissenters’ rights.

Our board of directors has determined to pursue this stockholder action by majority written consent in lieu of an actual meeting in an effort to reduce the costs and management time required to hold a meeting of stockholders and to implement the above action for our stockholders in a timely manner.

The above action will become effective no sooner than 20 calendar days following the mailing to the Stockholders of this Definitive Information Statement.

Who is entitled to notice?

All holders of shares of Common Stock and Series 1 Preferred Stock of record on the close of business on the Record Date are entitled to notice of the Proposal.

On what corporate matters did the principal stockholders vote?

A total of seven holders, who hold approximately 51% of the total issued and outstanding voting capital stock of the Company on the Record Date, holds a majority of the issued and outstanding voting capital stock required to vote on the Proposal. These stockholders intend to vote for the following:

•
For the approval of an amendment to the Certificate of Incorporation of the Company to amend Article First of the Certificate of Incorporation to read as follows: Article First. “The name of the Corporation shall be FlexShopper, Inc.”

What vote is required to approve the Proposal?

In order to amend the Certificate of Incorporation of the Company to change the name of the Company, the affirmative vote of a majority of the outstanding voting capital stock is required.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INFORMATION STATEMENT

The Board of Directors of Anchor Funding Services, Inc. (“Anchor” or “the Company”) is furnishing this Information Statement to stockholders on or about September 19, 2013.

This Information Statement is being furnished to the stockholders of the Company in connection with a proposal to ratify, adopt and approve an amendment to the Company’s Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of Delaware to change Article First to read as follow: “The name of the corporation shall be FlexShopper, Inc.” (See “Exhibit A.”)

The Company has authorized 65,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  There were outstanding on the Record Date 18,634,369 shares of Common Stock and 376,387 shares of Series 1 Preferred Stock, each of which has the voting right of 5.7877 shares of  Common Stock and together with the outstanding Common Stock are herein referred to as the “Voting Stock.” The Proposal contained in the preceding paragraph is expected to be adopted by the written consent of the holders of a majority in interest in the Company’s outstanding Voting Stock and submitted to the Secretary of the Company on or about October 16, 2013 (the “Written Consent Effective Date”).  If the proposal was not adopted by written consent, it would have been required to be considered by the Company’s stockholders at an annual or special stockholders’ meeting convened for the specific purpose of approving the proposals.

The elimination of the need for an annual or special meeting of stockholders to approve the proposals is made possible by Section 228(a) of the Delaware General Corporation Law (the “Delaware Law”) which provides that any action required by this chapter to be taken at any annual or special meeting of such stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In order to eliminate the costs and management time involved in holding an annual or special meeting and in order to effect the proposals as early as possible in order to accomplish the purposes of the Company, as hereinafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Company’s outstanding voting capital stock.

The date on which this Information Statement will first be sent to the stockholders is on or about September 19, 2013.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Stock of the Company is August 26, 2013 (the “Record Date”).

The Company has provided to its stockholders of record this Information Statement pursuant to Section 228 of the Delaware Law. Following stockholder approval of the Proposal stated herein, the Company will notify its stockholders in its Form 8-K of the Written Consent Effective Date of the Proposal.  No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the Delaware Law are afforded to the Company’s stockholders as a result of the adoption of the proposals.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s By-Laws and Delaware law, a vote by the holders of at least a majority of the Voting Stock is required to effect the action described herein. As of the Record Date, the Company had 20,812,784 Voting Stock issued and outstanding and entitled to vote. Our Common Stock is entitled to one vote per share. Our Series 1 Preferred Stock is entitled to 5.7877 votes per share of Common Stock. Morry F. Rubin (3,992,168 common shares), George Rubin (3,059,168 common shares), George Rubin and Laura Levine as Co-Trustees of certain family trusts (262,000 shares), Illissa Bernstein (2,000,000 common shares), Steven Morse (102,500 common shares), Lester Morse (102,500 common shares) and Marc Malaga (884,251 common shares and 68,214 preferred shares totaling 1,279,052 voting shares), own an aggregate of 10,797,908 shares of record entitled to vote (the “Consenting Stockholders”), representing approximately 51.5% of the Voting Stock. The Consenting Stockholders are in favor of the actions described herein and are expected to take action by majority consent on or about October 16, 2013. No consideration will be paid for the consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

On January 31, 2007, we acquired all the Membership Interests of Anchor Funding Services, LLC in exchange for 8,000,000 common shares. As of the Record Date, we have 18,634,369 shares of Common Stock and 376,387 shares of Series 1 Preferred Stock issued and outstanding. In this respect, each one share of Series 1 Preferred Stock has the voting rights of 5.7877 common shares, but is convertible into only 5.1 common shares. Accordingly, the 376,387 shares of Series 1 Preferred Stock are convertible into 1,919,574 shares of Common Stock with the equivalent voting rights of 2,178,415 common shares. Each share of Series 1 Preferred Stock was issued by us to have greater voting rights than the number of shares of Common Stock in order to achieve a tax free reorganization for the former members of Anchor Funding Services, LLC in connection with our January 31, 2007 acquisition of Anchor Funding Services, LLC. The table below sets forth information regarding the economic ownership of our company Common Stock by:

▪	each of our stockholders who is known by us to beneficially own more than 5% of our common stock;
▪	each of our executive officers; and

▪	each of our directors.
Beneficial ownership is determined based on the rules and regulations of the Commission. A person has beneficial ownership of shares if the individual has the power to vote and/or dispose of shares. This power can be sole or shared, and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person are counted as outstanding in such cases where the option holder may exercise the options within 60 days of the date hereof. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table below, each person named in the table has sole voting and dispositive power with respect to the shares set forth opposite that person’s name.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (7)	% of Shares of Common Stock Beneficially Owned (7)	Shares of Series 1 Preferred Stock Beneficially Owned	% of Shares of Series 1 Preferred Stock Beneficially Owned (7)	% of Shares of Voting Stock Beneficially Owned 8)

Morry F. Rubin (1)	6,071,340	29.7	-0-	-0-	19.1

George Rubin (1)	3,987,840	20.7	-0-	-0-	16.0

Ilissa and Brad Bernstein (2)	3,475,000	17.3	-0-	-0-	9.6

Paul Healy (3)	180,000	1.0	-0-	-0-	*

All officers and directors as a group (four persons) (4)	13,714,180	63.5	-0-	-0-	52.5

Buechel Family Ltd Partnership (5)	1,092,725	5.9	31,812	8.5	6.1

Buechel Patient Care Research & Education Fund (5)	1,092,725	5.9	31,812	8.5	6.1

Marc Malaga (6)	1,914,941	10.3	68,214	18.1	11.1

*	Represents less than 1% of the outstanding shares.
(1)
Morry Rubin’s beneficial ownership includes options/warrants to purchase 1,816,672 shares of Common Stock granted to him and 262,000 shares in which Morry Rubin’s wife and George Rubin are co-trustees of certain family trusts. George Rubin’s beneficial ownership includes 262,000 shares in which Morry Rubin’s wife and George Rubin are co-trustees of certain family trusts and warrants to purchase 666,672 shares.

(2)
Of the 3,475,000 shares beneficially owned by them, 2,000,000 common are owned by Illissa Bernstein, Brad Bernstein’s wife. The remaining 1,475,000 shares represent vested options to purchase a like amount of shares of Common Stock granted to Brad Bernstein.

(3)	Includes options to purchase 180,000 shares of Common Stock.
(4)	Includes all options referenced above.
(5)
This person beneficially owns 1,092,725 shares of Common Stock and 31,812 shares of Series 1 Preferred Stock convertible into 162,241 shares of Common Stock. Each beneficial owner has the right to vote at any stockholder meeting (or any consent in lieu of a meeting) the equivalent of 1,276,843 shares of Common Stock. These beneficial owners are under common control of Frederick Buechel.

(6)
This person beneficially owns 1,914,941 shares of Common Stock and 68,214 shares of Series 1 Preferred Stock convertible into 347,891 shares of Common Stock. This beneficial owner has the right to vote at any stockholder meeting (or any consent in lieu of a meeting) the equivalent of 2,309,743 shares of Common Stock. However, Mr. Malaga, as a consenting shareholder to the Proposal, is only giving his consent to 1,279,052 voting shares as that represents the number of voting shares held of record by Mr. Malaga.

(7)	Excludes preferred shares convertible into Common Stock.
(8)	Note: Warrants and options are excluded from this calculation.

PROPOSAL TO RATIFY, ADOPT AND APPROVE AN AMENDMENT
TO THE COMPANY’S CERTIFICATE OF INCORPORATION
AND THE FILING OF SAID AMENDMENT WITH THE SECRETARY OF
STATE OF THE STATE OF DELAWARE

The Company's Board of Directors has proposed to ask its majority stockholders to approve an amendment to the Company’s Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of Delaware to change Article First to read as follows: “The name of the corporation shall be FlexShopper, Inc.”

Purpose of Amendment

The Company’s Board of Directors believes it advisable to amend Article I of the Company's Certificate of Incorporation to change Article First to read as follows: “The name of the corporation shall be FlexShopper, Inc.” Accordingly, the Board adopted a resolution proposing that an amendment (the "Amendment") to Article First of the Certificate of Incorporation be presented to the stockholders to take action by majority consent in lieu of an actual meeting for approval to effect this change in corporate name. See “Exhibit A.”

In June 2013 the Company formed a wholly owned subsidiary of Anchor, FlexShopper, LLC, for the purpose of developing a business that will provide certain types of durable goods to consumers on a lease to own basis and also provide lease to own terms to consumers of third party retailers.  The Company anticipates generating revenues from this new line of business later this year, while maintaining its existing business.  Management believes that the introduction of FlexShopper’s LTO programs support broad untapped expansion opportunities within the U.S. consumer e-commerce and retail marketplaces.  FlexShopper and its online LTO products will provide consumers the ability to acquire durable goods, including electronics, computers and furniture they need, on a low payment, lease basis. Concurrently, e-tailers and retailers that work with FlexShopper may substantially increase their sales by utilizing FlexShopper’s online channels to connect with consumers that want to acquire products on an LTO basis.  One method currently in development by FlexShopper that connects retailers/e-tailers with these consumers is a patent pending system that enables consumers to buy products on an LTO basis using mobile devices and tablets. FlexShopper has been hiring employees to implement its business plan including a Chief Information Officer, Vice President of eCommerce and programmers. The Company anticipates additional expenses to develop this line of business of approximately $100,000 per month and potentially higher as FlexShopper implements its programs and builds an infrastructure to support its revenues and business objectives. These additional expenses may cause the Company to incur losses. In consideration of the direction of the Company’s new subsidiary, the Board recommends that the Company changes its name to FlexShopper, Inc.

Effective Date of the Amendment

The Certificate of Amendment of the Company will become effective upon the filing of the certificate of amendment to the Company’s Certificate of Incorporation with Secretary of State of the State of Delaware.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

Lack of Dissenters’ Right of Appraisal

Under Delaware law and the Company’s Certificate of Incorporation and bylaws, no stockholder has any right to dissent to the proposed change in name and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to Proposal.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Proposal.  The principal stockholders of the Company intend to consent to the Proposal and they hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the Proposal.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer and director of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company’s agent, namely, Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

It is expected that the written consents of the Voting Stock submitted to the Secretary of the Company on the Written Consent Effective Date will include the ratification of the filing of an amendment to the Company’s Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of to change the name of the Company to FlexShopper, Inc.

OTHER BUSINESS

As of the date of this Information Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration of the stockholders of the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Any Stockholder who intends to present a proposal at the next annual meeting of Stockholders must deliver the proposal to Brad Bernstein, Corporate Secretary of Anchor Funding Services, Inc. at 10801 Johnston Road, Suite 210, Charlotte, NC 28226:

•	Not later than May 31, 2014, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•
Not later than May 31, 2014, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. Such nominations and proposals for the next annual meeting of Stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Chairman.

ANCHOR FUNDING SERVICES, INC.

By:	/s/ BRAD BERNSTEIN, SECRETARY

EXHIBIT A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ANCHOR FUNDING SERVICES, INC.

Anchor Funding Services, Inc., a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, does hereby certify:

FIRST:                      That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

“RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article First of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

FIRST

“The name of the Corporation shall be FlexShopper, Inc.”

SECOND:  That in lieu of a meeting and vote of stockholders, written consent of stockholders to said amendment has been given in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of The General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Anchor Funding Services, Inc. has caused this Certificate to be signed by Morry F. Rubin, Chief Executive Officer, and attested by Brad Bernstein, Secretary, this ___  day of October, 2013.

ANCHOR FUNDING SERVICES, INC.

/s/
Morry F. Rubin, Chief Executive Officer

ATTEST:

____________________________
Brad Bernstein, Secretary